CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                   EXHIBIT 10.13

                           TECHNOLOGY ACCESS AGREEMENT

        THIS TECHNOLOGY ACCESS AGREEMENT ("Agreement"), dated as of August 12, 1999 (the "Effective Date"), is entered into by and between ELI LILLY AND COMPANY, having offices at Lilly Corporate Center, Indianapolis, Indiana 46285 ("Lilly") and CALIPER TECHNOLOGIES CORP. ("Caliper"), having offices at 605 Fairchild Drive, Mountain View, California 94043-2234.

                                    RECITALS

        WHEREAS, Lilly is in the business of discovering, developing, manufacturing and marketing actual or potential pharmaceutical, therapeutic, animal health and agricultural agents, compounds and products (collectively, "Lilly Products"); and

        WHEREAS, Lilly uses Screening techniques in its business activities; and

        WHEREAS, Caliper has developed proprietary microfluidics and miniaturization technology applicable to Screening techniques; and

        WHEREAS, Caliper and Lilly desire to establish a technology access program to implement Screening capabilities utilizing Caliper Technology at Lilly's facilities;

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement, the parties agree as follows:

1.      DEFINITIONS

        1.1 "AFFILIATE" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

        1.2     "ANNUAL SUBSCRIPTION FEE" shall have the meaning specified in
                Section 3.1.2.

        1.3 "CALIPER KNOW-HOW" shall mean all discoveries, materials, techniques, procedures, data, trade secrets and other technical information that (a) either as of the Effective Date or during the Term Caliper owns or controls, or in which Caliper has an interest that it is not legally or contractually prohibited from licensing or sublicensing to Lilly,





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                and (b) Caliper treats as confidential or proprietary. Caliper
                Know-How does not include Caliper Patents.

        1.4 "CALIPER PATENTS" shall mean any and all Patents that either as of the Effective Date or during the Term Caliper owns or controls, or in which Caliper has an interest that it is not legally or contractually prohibited from licensing or sublicensing to Lilly.

        1.5 "CALIPER SCREENING SYSTEM" shall mean a system for performing Screening that consists of a LabChip, a set of reagents and software, one or more Instruments on which such LabChip, reagents and software are designed to operate, and a protocol for performing a LapChip Assay.

        1.6 "CALIPER TECHNOLOGY" shall mean, collectively, the Caliper Patents and the Caliper Know-How.

        1.7 "CONFIDENTIAL INFORMATION" of a party shall mean all information provided by such party to the other party either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement, which information is considered to be proprietary and confidential by the disclosing party, including without limitation, data; knowledge; practices; processes; ideas; research plans; chemical compounds; engineering designs and drawings; research data; manufacturing processes and techniques; scientific, manufacturing, marketing and business plans; and financial and personnel matters relating to the disclosing party or to its present or future products, sales, suppliers, customers, employees, investors or business. Notwithstanding the foregoing, information shall not be deemed Confidential Information for purposes of this Agreement if such information:

                (a) was already known to the receiving party or its Affiliates, other than under an obligation of confidentiality, at the time of disclosure by the disclosing party;

                (b) was generally available or known to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                (c) became generally available or known to the public or otherwise part of the public domain after its disclosure to the receiving party through no fault of the receiving party;

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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                (d)     was disclosed to the receiving party or its Affiliates,
                        other than under an obligation of confidentiality to a third party, by a third party who had no obligation to the disclosing party not to disclose such information to others; or

                (e) was independently discovered or developed by the receiving party or its Affiliates without the use of Confidential Information belonging to the disclosing party.

                [ * ].

        1.8 "CONTRACT YEAR" shall mean a period of one year commencing on the Effective Date or on any anniversary of the Effective Date.

        1.9 "EFFECTIVE DATE" shall have the meaning stated in the introductory paragraph of this Agreement.

        1.10 "FTE" shall mean one or more Caliper full-time equivalent person(s), whether employees, contractors or consultants, engaged in activities on Lilly's behalf under this Agreement for the equivalent of one full-time employee's time (assuming a 40-hour workweek).

        1.11 "INSTRUMENT" shall mean any hardware component of a system offered for sale by Caliper to develop LabChip Assays or perform Screening.

        1.12 "LABCHIP" shall mean a chip offered for sale by Caliper to perform microfluidic or miniaturization experimentation utilizing Caliper Technology. LabChip(tm) is a Caliper trademark but is printed without the trademark designation (tm) in this Agreement for convenience.

        1.13 "LABCHIP ASSAY" shall mean a Screening assay for a particular Target designed to be performed on a Caliper Screening System.

        1.14 "LABCHIP IMPROVEMENTS" shall mean all inventions (whether or not patentable), discoveries, techniques, procedures, trade secrets and other technical information (and any Patents claiming the foregoing) that are conceived or first reduced to practice [*] and that specifically relate to Caliper's proprietary Screening Products that incorporate Caliper Technology (or to improvements to such Screening Products), including but not limited to the world-to-chip interface or chip-to-world interface, chip construction, composition or design, assay strategies or reagent conditions directed to chip-based microfluidic systems, electrical or other means of controlling fluids or molecules on a chip, or detection of results produced by chips. LabChip Improvements shall not include any inventions, discoveries, techniques, procedures, trade secrets, information or Patents that (a) are conceived or first reduced to practice after expiration or termination of the Term or (b) relate to Targets, Lilly compounds, Materials, Lilly Products, or technology unrelated to Screening Products.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




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        1.15    "LICENSE" shall mean the license granted to Lilly and its
                Affiliates by Caliper in Section 2.1 of this Agreement.

        1.16    "LICENSE FEE" shall have the meaning specified in Section 3.1.1.

        1.17 "LILLY PRODUCTS" shall have the meaning specified in the Recitals.

        1.18 "LILLY PROGRAM" shall mean any joint venture, alliance, collaboration, program or similar relationship between Lilly or any of its Affiliates and a third party, or any activity or project that Lilly or any of its Affiliates performs or undertakes without the participation of a third party, the purpose of which, in either case, is to research, discover, develop, improve, manufacture or commercialize Lilly Products; [ * ].

        1.19    "MATERIALS" shall have the meaning specified in Section 4.3.

        1.20 "PARTICIPANT" shall mean a Person participating in the Technology Access Program under the terms and conditions of an agreement such as this Agreement.

        1.21 "PATENTS" shall mean any and all patents, together with any substitutions, reissues, renewals, divisions, continuations, continuations-in-part, reexaminations, patent term restorations, patents of additions and extensions thereof, any supplementary protection certificates relating thereto, and any inventors' certificates, which have not been held invalid or unenforceable by a non-appealable or non-appealed decision of a court of competent jurisdiction, issuing from patent applications filed in any jurisdiction and any provisionals, divisionals, continuations, and continuations-in-part of such applications.

        1.22 "PERSON" shall mean an individual, partnership, firm, corporation, limited liability company, joint venture, association, trust or other entity, or any governmental agency or political subdivision thereof.

        1.23 "PROGRAM COLLABORATOR" shall mean a third party participant in a Lilly Program.

        1.24    "PROGRAM LEADER" shall have the meaning specified in Section
                2.2.

        1.25    "PROGRAM PLAN" shall have the meaning specified in Section 2.2.

        1.26    "REINSTATEMENT ELECTION" shall have the meaning specified in
                Section 7.6.4.

        1.27    "REINSTATEMENT PAYMENT" shall have the meaning specified in
                Section 7.6.4.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




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        1.28    "SCREENING" shall mean the process of performing a screening assay of a designated agent or compound against a target (e.g., an enzyme, receptor or cell type) to determine the agent's or compound's potential safety, efficacy, biological activity, chemical activity or other characteristics relevant to its use as a Lilly Product. For purposes of this Agreement, Screening shall include, but not be limited to, primary high throughput screening assays of specified agents or compounds and secondary screening assays of analogues and derivatives of such agents or compounds.

        1.29    "SCREENING DATA" shall have the meaning specified in Section
                4.4.

        1.30 "SCREENING PRODUCTS" shall mean all Instruments, LabChips and other hardware, software or reagents that Caliper offers in writing during the Term for sale to Participants for use in Screening.

        1.31    "SUSPENSION" shall have the meaning specified in Section 7.6.

        1.32    "SUSPENSION PERIOD" shall have the meaning specified in Section
                7.6.

        1.33    "SUSPENSION YEAR" shall have the meaning specified in Section
                7.6.

        1.34 "TARGETS" shall mean the molecules, complexes or cell lines (such as enzymes, binding proteins, receptors, transporters, or ion channels) selected by Lilly for LabChip Assay development in accordance with Section 2.3.

        1.35 "TECHNOLOGY ACCESS PROGRAM" or "TAP" shall mean Caliper's program for providing access to its evolving line of Screening Products in the context of an ongoing, renewable business relationship. In addition to sales of finished products, this relationship involves customer input into development, early access to prototypes and substantial training and support.

        1.36 "TERM" shall mean the period commencing on the Effective Date and ending on the third anniversary of the Effective Date, unless extended or earlier terminated pursuant to Section 7 or modified by mutual written agreement of the parties pursuant to
                Section 9.4.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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2.      TECHNOLOGY ACCESS PROGRAM

        2.1 LICENSE GRANT. Caliper hereby grants to Lilly and its Affiliates a worldwide, nonexclusive, nontransferable (except as provided in Section 9.3) license, with no right to sublicense, under Caliper Technology:

                (a) to use Screening Products to develop LabChip Assays and to perform Screening, for itself or for Program Collaborators, in Lilly Programs; and

                (b) to carry out any and all activities contemplated from time to time pursuant to this Agreement or the Program Plan.

                With respect to each of the Screening Products offered for sale by Caliper in the first Contract Year, this license shall become fully-paid, irrevocable and perpetual upon Caliper's receipt of the License Fee and the first Annual Subscription Fee. With respect to Screening Products offered in each subsequent Contract Year, this license shall become fully-paid, irrevocable and perpetual upon Caliper's receipt of the Annual Subscription Fee for such Contract Year. For the avoidance of doubt, the parties intend that Lilly shall have a fully-paid, irrevocable and perpetual license with respect to all Screening Products offered to Participants in each Contract Year for which the Annual Subscription Fee is paid. Accordingly, as provided in Section 7.5, after payment of the applicable Annual Subscription Fee, this license, insofar as it relates to Screening Products offered in the Contract Year for which such Annual Subscription Fee was paid, shall survive in perpetuity despite the expiration or termination of this Agreement.

        2.2 PROGRAM LEADERS AND PLAN. Caliper and Lilly shall each designate a TAP leader (each, a "Program Leader") who shall jointly coordinate the activities carried out under this Agreement and monitor the progress of such activities on a periodic basis. The initial Program Leader of Lilly shall be Jeff G. Wegrzyn, Ph.D., and the initial Program Leader of Caliper shall be Steven A. Sundberg, Ph.D. From time to time, the Program Leaders shall jointly prepare and update a program plan (the "Program Plan") describing Lilly's goals as a Participant, the tasks for Lilly support to be provided by Caliper personnel under Section 2.3, and such other matters as the Program Leaders determine to be appropriate. The initial Program Plan is attached hereto as Exhibit A. Either party, in its sole discretion, may change its Program Leader by delivering written notice of the name and qualifications of the proposed successor Program Leader to the other party. If the other party questions the qualifications of the proposed successor, then the parties shall consult with one another in good faith for the purpose of resolving any issues. In the event of a change in Program Leader, a reasonable transition period shall be

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                allowed for, if possible, in order to maximize continuity of
                Lilly's participation in the TAP.

        2.3     LILLY SUPPORT.

                2.3.1. GENERAL. [ * ] Caliper shall provide to Lilly, up to the limits set forth below, assistance and support in implementing the Program Plan and otherwise carrying out the activities contemplated by this Agreement. Such activities may include, without limitation, (i) assay development for Lilly Targets, (ii) training and support for Lilly personnel developing LabChip Assays or using Screening Products, and (iii) custom development projects requested by Lilly (each discussed further below). The Program Leaders will jointly propose priorities and tasks to be accomplished by the FTEs assigned by Caliper to provide such assistance and support to Lilly. Caliper's Program Leader will determine the necessary personnel resources, and provide estimates (in writing, if requested) of the projected time needed to perform relevant tasks and the technical feasibility of various tasks. Based on this information, the Program Leaders will update the Program Plan to include the applicable tasks for Lilly support activities. Absent Caliper's agreement to the contrary, the amount of assistance and support shall not exceed [
                        * ] FTEs in any calendar quarter. Administrative activities of the Caliper Program Leader shall not be counted toward this limit. The Program Leaders shall attempt to schedule the activities of the FTEs in order to avoid significant fluctuations in the number of Caliper personnel devoted to Lilly support over the course of the Contract Year. [ * ]. The parties expect that the skills, experience, training and qualifications required of such FTEs will vary from time to time during the Term. Caliper will use its best efforts at all times to assign FTEs with the proper skills, experience, training and qualifications, and will not assign FTEs to whom Lilly reasonably objects on the grounds of improper skills, experience, training and qualifications. In addition, Caliper agrees not to discriminate against Lilly in selection or assignment of FTEs. Caliper shall deliver quarterly reports to Lilly describing the actual time applied by its FTEs to Lilly support tasks. The Program Leaders may adjust the Lilly support FTEs scheduled for subsequent quarters based on such reports.

                2.3.2. LABCHIP ASSAY DEVELOPMENT. LabChip Assays for Lilly's Targets will be developed collaboratively by the parties or solely by Lilly, as determined by Lilly. In general, Lilly will develop the appropriate biochemical and/or cellular reagents for a Screening assay and will provide necessary quantities of reagents to Caliper as determined by Lilly. Initially, Caliper will be primarily responsible for adapting the Screening assay to the LabChip format. Over time, the parties expect that Lilly will assume an increasing role in developing LabChip Assays and eventually conduct such activities independently.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




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                2.3.3.  TRAINING AND SUPPORT. At Lilly's request, [ * ] or more of the Caliper FTEs shall provide training and support for Lilly employees in development of LabChip Assays and use of Screening Products, with the intended result of making Lilly independent in its use of Caliper Technology. The parties will schedule such training and support at mutually convenient times and locations, including a reasonable number of visits to Lilly's facilities in Indiana, North Carolina or elsewhere.

                2.3.4. CORE SCREENING PRODUCT OFFERINGS; CUSTOM DEVELOPMENT. Caliper will consult with Lilly with respect to the Screening Products it offers during each Contract Year. From time to time, Caliper will notify Lilly of the particular Screening Products that Caliper has decided to develop and offer to Participants. If Lilly is interested in having Caliper develop additional products, or accessories to core products, then Lilly may elect to apply a portion of the Lilly support FTEs to such custom development efforts.

        2.4 NON-EXCLUSIVITY. The TAP is a mutually non-exclusive collaboration. Lilly and Caliper are each free to work with any third party in any area. Screening Products developed by Caliper, independently or jointly with Lilly, will be sold on a non-exclusive basis (subject to Section 5.1). Lilly acknowledges that other customers, independently or together with Caliper, may develop LabChip Assays for the same or similar targets as those pursued by Lilly or pursue development of drugs that may compete with drugs Lilly is developing or commercializing, subject in all cases to Section 5.1 and the other terms of this Agreement. Similarly, Caliper acknowledges that Lilly may continue to perform Screening on non-Caliper systems and may collaborate with third parties on [ * ]; subject in all cases to
                Section 5.1 and the other terms of this Agreement.

        2.5 SPECIAL PROJECTS. Lilly may propose to Caliper special product development projects that combine Lilly proprietary technology and Caliper Technology and that could involve a period of [ * ]. In such case, the parties shall discuss in good faith alternative business arrangements, including a period of [ * ], which would accomplish the objectives of such special projects. In the first Contract Year, however, the parties intend to focus on core technology implementation and do not expect to initiate special projects.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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        2.6     USE AND TRANSFER OF SCREENING PRODUCTS. Caliper authorizes Lilly and its Affiliates to use Screening Products to pursue all activities within the scope of the License. Caliper authorizes Lilly and its Affiliates to transfer or resell Screening
                Products among themselves. Subject to the foregoing, Lilly shall not transfer or resell Screening Products to others, use Screening Products to provide services to others (except in the context of a Lilly Program), or authorize others to use
                Screening Products. Lilly's use of information and data derived from its use of Screening Products is governed by Section 4.4 of this Agreement and not by this Section.

        2.7 COMMERCIALIZATION OF SCREENING PRODUCTS. Caliper represents and warrants to Lilly that, as of the Effective Date, Caliper has no plans to sell to parties other than Participants any Screening Products currently in development for performing custom LabChip Assays (i.e., assays for targets selected by the user, rather than by Caliper); however, Caliper reserves the right to do so should Caliper determine that technical or business reasons warrant such a change in plans. However, with respect to any Screening Product offered to Lilly in the first Contract Year for performing custom LabChip Assays, if Caliper sells within [
                * ] of the date such Screening Product is first offered to Lilly, such Screening Product to any party other than a Participant, then (a) the parties shall mutually agree in good faith on an appropriate repayment in the form of a refund or credit of a portion of the License Fee and the Annual Subscription Fee for the first Contract Year, and (b) the parties shall mutually agree on a [ * ], from which Lilly may thereafter [ * ].

        2.8 OTHER PRODUCTS. During the course of this Agreement, Caliper may offer Lilly the opportunity to receive products other than Screening Products. For example, Lilly may receive products being commercialized through Caliper's research collaboration with Hewlett-Packard Company. Terms related to such transactions will be agreed upon separately or established for all customers by Caliper and Hewlett-Packard and are not intended to be included under the scope of this Agreement.

3.      FINANCIAL TERMS

        3.1     TECHNOLOGY ACCESS FEES.

                3.1.1. LICENSE FEE. Lilly shall pay to Caliper a non-refundable (except as provided in Section 2.7) license fee of [ * ] Dollars [ * ] within thirty (30) days of the Effective Date (the "License Fee").

                3.1.2. ANNUAL SUBSCRIPTION FEES. Lilly shall pay to Caliper a non-refundable (except as provided in Section 2.7) annual subscription fee of [ * ] Dollars [ * ] for each Contract Year of the TAP (each, an "Annual Subscription Fee"). Each Annual Subscription Fee shall be due within [ * ] of the commencement of the applicable Contract Year, except that, with respect to the Annual Subscription Fee payable with respect to the first Contract Year, [ *

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                        ] Dollars [ * ] of such Annual Subscription Fee shall be
                        payable within thirty (30) days of the commencement of the first Contract Year, [ * ] Dollars [ * ] of such Annual Subscription Fee shall be payable [ * ] pursuant to this Agreement. For purposes of clarity, [ * ] shall not be deemed to constitute [ * ].

        3.2 SCREENING PRODUCTS AVAILABLE FOR PURCHASE. Exhibit B-1 sets forth the complete list of Screening Products available for purchase by Lilly as of the Effective Date. Exhibit B-2 sets forth a list of additional Screening Products that Caliper expects to make available for purchase by Lilly during the first Contract Year.

        3.3 LABCHIP PRICING. Caliper estimates that when commercially available, LabChips will be priced at between [ * ] per data point measured. Both parties recognize that this cost is an estimate based only on preliminary information. This estimate applies to LabChips for the LabChip Assays described on Exhibit B-1 when run on Instruments with the functionality described on Exhibit B-1.

        3.4 PRODUCT SALES. Caliper will notify Lilly in writing when Caliper is prepared to offer each Screening Product for sale to Lilly, together with standard commercial terms and conditions to be established by Caliper, such as price, warranty, service arrangements and the like. Throughout the Term, Lilly shall have the right to purchase [ * ]. Notwithstanding the foregoing, during the first Contract Year, [ * ]. Caliper agrees [ * ].

        3.5 MINIMUM WARRANTY AND SERVICE. The specific warranty terms and service arrangements relating to Screening Products will be stated in a supply agreement or other documents governing the purchase and sale thereof. However, the parties expect that, at a minimum, Caliper will warrant to Lilly, in connection with each sale of a LabChip to Lilly, that the LabChip will (a) operate in accordance with the documentation provided by Caliper with respect thereto, (b) conform to the specifications established when the LabChip was ordered and (c) operably interface with any Instrument specified by Caliper for use therewith. Each Instrument purchased by Lilly under the TAP (other than Instruments designated by Caliper in writing as development stage Instruments) will carry a standard commercial manufacturer's warranty that will be passed through to Lilly. Caliper will cause reasonable service arrangements to be made available to Lilly for all Screening Products sold by Caliper hereunder.

        3.6 PRODUCT DELIVERY AND ALLOCATION. At the time Caliper offers any Screening Product for sale to Lilly, unless Caliper has advised Lilly in writing that such Screening Product is in the development stage, Caliper shall have sufficient manufacturing capability, or shall have made adequate outsourcing arrangements, to enable it to meet the reasonably anticipated demand for such Screening Product within a commercially reasonable delivery period. If Caliper is unable to satisfy the demand for a Screening Product within a commercially reasonable time frame [ * ], then Lilly's orders for such Screening Product will be [ * ]. Notwithstanding the foregoing, during the first Contract Year, [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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4.      INTELLECTUAL PROPERTY

        4.1 OWNERSHIP OF INVENTIONS. Except as provided in Section 4.2, below, each party shall own all inventions, whether patentable or not, conceived or reduced to practice solely by its employees and/or consultants during the course of the Technology Access Program. Caliper and Lilly shall jointly own inventions conceived or reduced to practice jointly by employees and/or consultants of both parties during the course of the Technology Access Program. Each party shall execute all documents and take all actions reasonably necessary to perfect such ownership rights of the other party and to enable the filing of patent applications. Inventorship shall be determined under U.S. patent laws.

        4.2     LABCHIP IMPROVEMENTS. To the extent Lilly owns a LabChip
                Improvement:

                4.2.1. Patented Improvements. Lilly hereby assigns to Caliper all of Lilly's right, title and interest in and to all LabChip Improvements for which patent applications are filed. Lilly shall give Caliper thirty (30) days' advance written notice before filing any such patent application. If requested by Caliper, Lilly agrees to cooperate in patenting activities for such LabChip Improvements, at Caliper's expense, and agrees to execute any documents necessary to effect such assignment. In exchange for this assignment, Caliper hereby grants to Lilly a royalty-free, non-exclusive, non-transferable (except as provided in Section 9.3), perpetual license to use such LabChip Improvements in Lilly Programs; provided that no rights in any other Caliper Technology (e.g. background patents) are granted pursuant to this Section 4.2.1.


                4.2.2. Unpatented Improvements. For any LabChip Improvement with respect to which Lilly elects not to file a patent application, Lilly may elect either to disclose information regarding such LabChip Improvement to Caliper or to retain such information as confidential to Lilly. Caliper may use or disclose freely in the course of its business, without restriction under Article 5 below, any such information that Lilly discloses to Caliper. Such use or disclosure may include, without limitation, inclusion of such information in any patent application filed by Caliper. If Lilly would like to work with Caliper on an un-patented LabChip Improvement but retain a proprietary interest in such LabChip Improvement, it may propose a special project to Caliper as described in Section 2.5 by first providing Caliper with a non-confidential summary of the LabChip Improvement for discussion.


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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        4.3     LILLY MATERIALS. Lilly and/or its Affiliates may provide to
                Caliper pursuant to this Agreement certain compounds, substrates, reagents and other materials (collectively, the "Materials"), which are and shall remain the sole property of Lilly. Any information provided in connection with the Materials shall be treated as Confidential Information. The provision of Materials to Caliper under this Agreement does not grant Caliper any license or other right to such Materials, except the limited right to use the Materials for the sole purpose of satisfying its obligations to Lilly under this Agreement and for no other purpose. Caliper understands that some Materials may have unpredictable or unknown biological and/or chemical properties and that they should be used with caution. Upon request by Lilly, Caliper shall promptly return to Lilly or destroy any remaining Materials.

        4.4 SCREENING DATA. Subject to Sections 4.1 and 4.2, Lilly shall own all information and data resulting from or arising out of its Screening activities (collectively, "Screening Data") and all discoveries and Lilly Products based on or resulting from such Screening Data. [ * ] Subject to such restriction and to the provisions of Section 5.1. Lilly shall be free without further restriction to use, disclose, transfer or otherwise take commercial advantage of Screening Data.

5.      CONFIDENTIALITY; PUBLICITY

        5.1 CONFIDENTIAL INFORMATION. During the Term, and for a period of [ * ] years following the expiration or termination of this Agreement, each party shall maintain in confidence any and all Confidential Information received from the other party. Each party further agrees that it shall not use for any purpose not authorized under this Agreement or disclose to any third party the Confidential Information of the other party, except that either party may disclose Confidential Information of the other party on a need-to-know basis to its directors, officers, employees, consultants, agents, Affiliates and third-party collaborators if it shall have first required such recipients to undertake an obligation of confidentiality and non-use similar to this Section 5.1. Upon request from the disclosing party, the receiving party shall return to the disclosing party any Confidential Information of the disclosing party received from it in tangible form.

        5.2 PUBLICITY. Neither party shall originate any news release or other public announcement relating to the contents of this Agreement without the prior written approval of the other party, which approval shall not be unreasonably withheld or delayed for longer than [ * ]. Notwithstanding the foregoing,

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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                either party may disclose the existence and/or the provisions of this Agreement, under standard obligations of confidentiality and non-use on a need-to-know basis, to investors and their representatives in a private or public financing transaction, to potential acquirers or targets and their representatives in a corporate change of control transaction, or as required by law (including but not limited to the filing of this Agreement as an exhibit to a document filed with the Securities and Exchange Commission), order or regulation of a governmental agency; provided, however, that no such disclosure shall be permitted to the extent it would constitute a violation of Section 5.1. The disclosing party shall provide written notice to the other party of any such disclosure required by law, order or regulation of a governmental agency, reasonably in advance if practical. If Caliper intends to file this Agreement with the Securities and Exchange Commission, Caliper agrees to provide Lilly with a copy of the proposed filing for review and comment at least ten days in advance of the filing date. Caliper shall not unreasonably withhold its acceptance of any comments made by Lilly.

        5.3 PUBLICATIONS. Subject to their obligations under Section 5.1, Caliper and Lilly shall have the right to publish data they acquire in the course of the TAP, provided that the publishing party will provide the other party with [ * ] to review and approve any publication disclosing subject matter involving the other party. Approval of such publications shall not be unreasonably withheld. For the avoidance of doubt, the use and disclosure of any Confidential Information shall remain subject to Section 5.1. In addition, if the reviewing party determines that a patent application should be filed in advance of publication, the reviewing party shall have an additional [ * ] days in order to file an application.

6.      INDEMNIFICATION; DISCLAIMERS; LIMITATION OF LIABILITY

        6.1 INDEMNIFICATION BY CALIPER. Caliper shall defend, indemnify and hold harmless Lilly and its Affiliates and all of their officers, directors, employees and agents (collectively, the "Lilly Indemnitees") from and against any and all damages, awards, costs and expenses (including court and arbitration costs, witness fees and reasonable attorneys' fees) incurred by any Lilly Indemnitee in connection with any claim, demand, lawsuit or other legal action by any third party against such Lilly Indemnitee:

                (a) arising out of any breach by Caliper of any representation or warranty contained in this Agreement; or

                (b) arising out of any breach of Caliper of any covenant or obligation contained in this Agreement; or

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                (c)     alleging infringement of any patent claim or other
                        intellectual property right of a third party with respect to Lilly's purchase, possession or use of any Screening Product; provided, however, that no such indemnification shall apply with respect to any such damages, awards, costs or expenses arising primarily as a result of (i) Lilly's use of Screening Products in violation of this Agreement or in violation of any reasonable restrictions on use imposed by Caliper in accordance with Section 6.4 below, (ii) Lilly's combination of Screening Products with technology other than Caliper Technology, (iii) Lilly's unauthorized modification of Screening Products, or (iv) Lilly's continued use of Screening Products notwithstanding termination of Lilly's right to use such Screening Products pursuant to Section 6.4 below.

        6.2 INDEMNIFICATION BY LILLY. Lilly shall defend, indemnify and hold harmless Caliper and its Affiliates and all of their officers, directors, employees and agents (collectively, the "Caliper Indemnitees") from any damages, awards, costs and expenses (including court and arbitration costs, witness fees and reasonable attorneys' fees) incurred by any Caliper Indemnitee in connection with any claim, demand, lawsuit or other legal action by any third party against such Caliper Indemnitee arising out of:

                (a) any breach by Lilly of any representation or warranty contained in this Agreement; or

                (b) any breach by Lilly of any covenant or obligation contained in this Agreement; or

                (c) Caliper's possession or use of Lilly's Targets or Materials; provided, however, that Lilly shall not defend, indemnify and hold harmless any Caliper Indemnitee under this Section 6.2(c) to the extent Caliper or any Caliper Indemnitee that is the subject of such claim, demand, lawsuit or other legal action possessed or used the Target and/or Materials that are the subject of such claim, demand, lawsuit or other legal action in a negligent manner or in a manner inconsistent with any instructions pertaining to such possession or use given by Lilly or any of its Affiliates to Caliper.

        6.3 INDEMNIFICATION PROCEDURE. Promptly after receipt by a Lilly Indemnitee or Caliper Indemnitee (in either case, the "Indemnified Party") of notice of any pending or threatened third-party claim against it (a "Third-Party Claim") with respect to which it asserts a claim for indemnification under this Article 6, such Indemnified Party shall give written notice to the Person against whom it asserts its claim for indemnification (the "Indemnifying Party") of the existence and nature of the Third-Party Claim; provided, however, that failure to give such notice in a timely manner shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder except to the extent the Indemnifying Party is prejudiced by such failure.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                Thereafter, the Indemnified Party shall deliver to the
                Indemnifying Party, within five (5) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third-Party Claim. The Indemnifying Party will be entitled to participate in the defense of such Third-Party Claim and, if it chooses, to assume the defense thereof with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third-Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof, except as stated below. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than any period during which the Indemnified Party shall have failed to give notice of the Third-Party Claim). Notwithstanding an Indemnifying Party's election to assume the defense of any such Third-Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense of such Third-Party Claim, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if: (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such Third-Party Claim include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defense of such Third-Party Claim on the Indemnified Party's behalf); (iii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the institution of such Third-Party Claim; or (iv) the Indemnifying Party shall authorize the Indemnified Party to employ separate counsel at the Indemnifying Party's expense. If the Indemnifying Party chooses to defend or prosecute a Third-Party Claim, all the parties thereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis to provide additional


[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY
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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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                information and explanation of any material provided hereunder.
                If the Indemnifying Party chooses to defend or prosecute any Third-Party Claim, the Indemnified Party will consent to any settlement, compromise or discharge of such Third-Party Claim that the Indemnifying Party may recommend and that, by its terms, obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third-Party Claim and otherwise holds the Indemnified Party harmless from any damages, awards, costs and expenses in connection therewith.
                If the Indemnifying Party shall have assumed the defense of a Third-Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge such Third-Party Claim without the Indemnifying Party's prior written consent, which consent shall not be unreasonably withheld or delayed. If the Indemnifying Party does not assume the defense of the Third-Party Claim, then the Indemnified Party may investigate and defend such Third-Party Claim without the assistance of the Indemnifying Party; provided that the Indemnifying Party shall have no liability for indemnification under this Article 6 with respect to the settlement of such Third-Party Claim unless the Indemnifying Party shall have consented in writing to such settlement, which consent shall not be unreasonably withheld or delayed.

        6.4 INTELLECTUAL PROPERTY. Caliper shall determine which Screening Products to offer and when they will be offered. Caliper may impose, in writing, reasonable restrictions upon the use of any Screening Product for intellectual property reasons, provided it notifies Lilly of such restriction at the time of sale. Following sale of any product, if Caliper determines that third party intellectual property concerns warrant, Caliper may, in its sole discretion, (i) obtain for Lilly a license to continue to use the relevant Screening Product, (ii) replace or modify the relevant Screening Product so as to make the Screening Product non-infringing or (iii) terminate Lilly's rights to use the relevant Screening Product or restrict Lilly from using it in a manner Caliper believes my be infringing. Caliper will use all commercially reasonable efforts to take the actions described in clauses (i) or (ii) above as opposed to the actions described in clause (iii) above. However, if in spite of such efforts, Caliper determines to proceed under clause (iii) above, Lilly may elect to have the purchase price paid by Lilly for such Screening Product refunded, and Lilly will return the relevant Screening Product. Such a refund shall be Lilly's sole remedy against Caliper for the loss of use of such Screening Product.

        6.5 CALIPER DISCLAIMER. EXCEPT AS SET FORTH IN ARTICLE 8, THE PROVISIONS OF THIS AGREEMENT SHALL NOT BE CONSTRUED AS A PRODUCT WARRANTY BY CALIPER OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY CALIPER TECHNOLOGY, SCREENING PRODUCT OR OTHER PRODUCTS DEVELOPED OR PROVIDED PURSUANT TO THIS AGREEMENT. Lilly acknowledges that some of the Screening Products to be provided to Lilly pursuant to this Agreement are prototype units, and as such are neither equipped with standard safety features nor completely tested for defects. Lilly acknowledges that such products require a greater degree of caution than other standard laboratory equipment. Caliper shall not be liable to Lilly for any personal injury or property damage resulting from use of such equipment in a manner other than that recommended by Caliper, except in the case of negligence by Caliper.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




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        6.6     LILLY DISCLAIMER. EXCEPT AS SET FORTH IN ARTICLE 8, THE
                PROVISIONS OF THIS AGREEMENT SHALL NOT BE CONSTRUED AS A WARRANTY BY LILLY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY LILLY TARGETS OR OTHER MATERIALS OR TECHNOLOGY DEVELOPED OR PROVIDED PURSUANT TO THIS AGREEMENT. Caliper acknowledges that some of the Targets and/or Materials to be provided to Caliper pursuant to this Agreement are for research purposes. Caliper acknowledges that such Targets and/or Materials can carry risks and must be handled appropriately. Lilly shall not be liable to Caliper for any personal injury or property damage resulting from the improper handling of such Targets and/or Materials, except in the case of negligence by Lilly.

        6.7 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION, LOST PROFITS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF. Each party acknowledges that the foregoing limitations are an essential element of the Agreement between the parties and that in the absence of such limitations the pricing and other terms set forth in this Agreement would be substantially different.

7.      TERM AND TERMINATION; SUSPENSION

        7.1 TERM. The Term of this Agreement shall commence on the Effective Date and, unless extended or terminated earlier pursuant to this
                Section 7, shall expire on the third anniversary of the Effective Date. The Term also may be modified by mutual written agreement of the parties pursuant to Section 9.4.

        7.2 TERMINATION BY LILLY. Lilly may terminate this Agreement, with or without cause, effective on any anniversary of the Effective Date, with at least [ * ] prior written notice to Caliper. All rights and obligations applicable under this Agreement through the date of termination shall continue to apply until such date irrespective of any delivery of notice of termination.

        7.3 TERMINATION BY EITHER PARTY. Either party may terminate this Agreement prior to the expiration of the Term in accordance with one of the following paragraphs:

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




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                (a)     Either party may terminate this Agreement upon written
                        notice to the other party in the event of a material breach of this Agreement by such other party; provided, however, that prior to any such termination the terminating party shall have provided the breaching party with written notice of the circumstances constituting such breach and the breaching party shall have failed to cure such breach within a period [ * ] days thereafter.

                (b) Either party may terminate this Agreement immediately upon written notice to the other party if the other party:

                        (1)     is dissolved;

                        (2) fails or is unable to pay its debts generally as they become due;

                        (3) commences a voluntary case in bankruptcy or any other action or proceeding for any other relief under any law affecting creditors' rights that is similar to a bankruptcy law (collectively, a "Bankruptcy Proceeding") or makes an assignment for the benefit of creditors;

                        (4) consents by answer or otherwise to the commencement against it of any involuntary Bankruptcy Proceeding; or

                        (5) a court having jurisdiction in the premises enters an order for relief or a decree in respect of such party in any involuntary Bankruptcy Proceeding, or a receiver, trustee or similar official is appointed in respect of such party or any of its property, and that order or decree is not dismissed or stayed, or that appointment is not terminated, on or before the sixtieth (60th) day after the entry of the order or decree or after the appointment (as the case may be), or any such dismissal or stay ceases to remain in effect.

        7.4 SURVIVING OBLIGATIONS. No expiration or termination of this Agreement shall relieve either party of any obligation accruing prior to such expiration or termination. The provisions of Sections 2.4, 2.6, 7.4, 7.5, 9.3 and Articles 4, 5, 6 and 8,
                together with any provisions required for their interpretation or enforcement, shall survive the expiration or termination of this Agreement.

        7.5 POST-TERM LICENSE. Following expiration or termination of this Agreement, the License shall continue with respect to the Screening Products for which the License has been fully-paid pursuant to Section 3.1. Lilly shall be entitled to

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COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




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                continue to purchase such Instruments, LabChips and other
                Screening Products for so long as Caliper continues to offer such items for sale to third parties. Caliper will notify Lilly in writing at least [ * ] before ceasing production of any Screening Product which Lilly has purchased in the [ * ] period before production is due to cease.

        7.6 OPTION TO SUSPEND PARTICIPATION. Notwithstanding any other provision of this Agreement, Lilly shall be entitled, in its sole discretion, to suspend its participation in the TAP during the [ * ] Contract Year of the Term (a "Suspension") by giving written notice to Caliper of its election to do so no later than [ * ] to which the suspension applies (the "Suspension Year"). A Suspension shall not constitute a termination of this Agreement or an interruption of the Term, and, except as expressly provided in this Section 7.6, all of the terms and provisions of this Agreement shall continue to apply during the period from the first day of the Suspension Year until Lilly exercises its Reinstatement Election or such Suspension Year ends, whichever comes first (the "Suspension Period"). Lilly shall be permitted a maximum of [ * ] Suspension.

                7.6.1. ANNUAL SUBSCRIPTION FEE. Lilly shall not be required to pay an Annual Subscription Fee for the Suspension Year unless and until Lilly exercises its Reinstatement Election.

                7.6.2. STATUS OF LICENSE DURING SUSPENSION PERIOD. During the Suspension Period, the License shall continue in effect as to all Screening Products offered for sale by Caliper in prior Contract Years but shall not extend to Screening Products first offered for sale by Caliper during the Suspension Year unless and until Lilly exercises its Reinstatement Election. Caliper shall disclose to Lilly during the Suspension Year all new Screening Products offered by Caliper during such year. Such disclosure shall be made to Lilly at the same time it is made to other Participants and shall include the same information provided to the other Participants with respect to such Screening Products.

                7.6.3. STATUS OF LILLY SUPPORT DURING SUSPENSION PERIOD. During the Suspension Period, Caliper shall not be obligated to provide to Lilly assistance and support as contemplated by Section 2.3.

                7.6.4. REINSTATEMENT ELECTION. If Lilly shall have initiated a Suspension, it shall be entitled, in its sole discretion, to elect to reinstate its participation in the TAP by giving written notice to Caliper of such election (a "Reinstatement Election") no later than [ * ]. If Lilly exercises the Reinstatement Election:

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                        (a)     Lilly shall pay to Caliper, concurrent with
                                delivery of the Reinstatement Election, [ * ] (the "Reinstatement Payment").

                        (b) Upon payment of the Reinstatement Payment, the License shall become fully-paid, irrevocable and perpetual with respect to all Screening Products offered for sale by Caliper in the Suspension Year.

                        (c) If Lilly exercises the Reinstatement Election during the [ * ] Contract Year, the Term automatically shall be extended by [ * ] on the same terms applicable to the [ * ] Contract Years, subject to earlier termination as provided for in this Section 7.

                        (d) If Lilly exercises the Reinstatement Election, Caliper shall resume providing to Lilly assistance and support as contemplated by
                                Section 2.3 effective as of the date of the Reinstatement Election; provided, however, that Lilly recognizes that Caliper may require a reasonable period of time, not to exceed [ * ] days, to reassign FTEs to work on Lilly assistance and support activities pursuant to this Agreement. Caliper agrees to use commercially reasonable efforts to minimize this period of time.

                        If Lilly does not exercise the Reinstatement Election, then the Term shall expire as of the last day of the Suspension Year.

8.      REPRESENTATIONS AND WARRANTIES

        8.1 MUTUAL REPRESENTATIONS. Each of the parties represents and warrants to the other as follows:

                8.1.1. DUE ORGANIZATION, GOOD STANDING AND POWER. It is a corporation duly organized, validly existing and, if relevant in its jurisdiction of incorporation, in good standing under the laws of its jurisdiction of incorporation, and has the power and authority to own, lease and operate its assets and to conduct the business now being conducted by it. It has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder.

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                8.1.2.  AUTHORIZATION AND VALIDITY OF AGREEMENT. The execution, delivery and performance by it of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by all necessary corporate action on its part. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles.

                8.1.3. ABSENCE OF CONFLICTS. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) violate any federal, state or local laws, ordinances, rules, regulations or requirements or any judgments, orders, writs, rulings, decrees, awards or similar directives of any arbitrator or any governmental or regulatory agency or authority, (ii) conflict with, or result in the breach of any provision of, its charter or bylaws or (iii) violate, conflict with or result in the breach or termination of, or otherwise give any third party the right to terminate, or constitute a default under the terms of, any license, permit, contract or agreement to which it is party or by which its properties or businesses are bound.

                8.1.4. NO MISSTATEMENTS OR OMISSIONS. No representation or warranty by it set forth herein contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained therein not misleading.

                8.1.5. CONSENTS. No authorization, consent or approval of, or notice to or filing by it with, any governmental authority is required for the execution, delivery and performance by it of this Agreement.

        8.2 CALIPER REPRESENTATIONS. Caliper hereby represents and warrants to Lilly that, as of the Effective Date:

                8.2.1. NO PROCEEDINGS. Caliper is not aware of any third-party intellectual property that is reasonably likely to have a material adverse effect on (a) Caliper's ability to fulfill its obligations under this Agreement with respect to the Screening Products identified on Exhibits B-1 and B-2 or (b) the purchase, possession or use by Lilly of the Screening Products. This representation and warranty includes, without limitation, the intellectual property at issue in the litigation pending as of the Effective Date between Caliper and Aclara Biosciences (the "Aclara Litigation").

                8.2.2. OWNERSHIP OF CALIPER TECHNOLOGY. Caliper owns all of the Caliper Technology, free and clear of all liens or encumbrances, subject to existing license grants. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of Caliper's rights

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




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                        to own or use any of the Caliper Technology, nor will it
                        require the consent of any third party in respect of any Caliper Technology.

                8.2.3. NO CLAIM OF INFRINGEMENT. Except in connection with the Aclara Litigation, neither Caliper nor any of its Affiliates has received written notice from any third party regarding any actual or potential infringement by Caliper or any of its Affiliates of any intellectual property of such third party.

                8.2.4. NO CHALLENGE TO VALIDITY OF CALIPER TECHNOLOGY. Neither Caliper nor any of its Affiliates has received written notice from any third party regarding any assertion or claim challenging the validity of any issued Caliper Patent, except for an opposition to European Patent Number 637998. The opposition was denied and is currently on appeal.

                8.2.5. RIGHT TO GRANT LICENSES. Caliper has all requisite right and authority to grant to Lilly the License.

9.      MISCELLANEOUS

        9.1 NOTICES. Any consent, notice or report required or permitted to be given or made under this Agreement by one party to the other party shall be in writing, delivered personally or by confirmed facsimile, first class mail postage prepaid, courier, or nationally-recognized delivery service, and addressed to the other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addresser. Such consent, notice or report shall be effective upon delivery to the addressee.

                If to Caliper: Caliper Technologies Corp.
                               605 Fairchild Drive
                               Mountain View, California 94043-2234
                               Attention: Chief Executive Officer

                If to Lilly:   Eli Lilly and Company
                               Lilly Corporate Center
                               Indianapolis, Indiana  46285
                               Attention:  General Counsel

        9.2 GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to the conflicts of law principles thereof.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




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        9.3     ASSIGNMENT. This Agreement is personal in its character, and neither party shall assign its rights or obligations under this Agreement, in whole or in part, without the prior written consent of the other party; provided, however, that either party, without the consent of the other, may assign this Agreement to any Affiliate of such party so long as such Affiliate expressly agrees to be bound by the terms of this Agreement and the assigning party continues to be obligated to perform all of its duties and obligations hereunder. If either party merges into another Person or sells to another Person all or substantially all of its assets comprising the line of business to which this Agreement relates, then such party shall seek the consent of the other party to the assignment of this Agreement to the successor Person. The party whose consent was requested shall not unreasonably withhold or delay such consent but shall be permitted to deny such consent if it concludes, in the exercise of its reasonable business judgment, that the proposed successor Person is not an appropriate technology collaborator for such party for purposes of this Agreement. This Agreement shall be binding on and inure to the benefit of the successors or permitted assigns of the parties hereto, and all entities controlled by them.

        9.4 WAIVERS AND AMENDMENTS. No waiver shall be deemed to have been made by any party hereto of any of its rights under this Agreement unless such waiver is in writing and is signed on behalf of such party by its duly authorized officer. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the waiving party in any other respect or at any other time. No change or modification of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by duly authorized representatives of the parties hereto.

        9.5 ENTIRE AGREEMENT. This Agreement embodies the entire understanding between the parties, and supersedes any prior understanding or agreement between them, with respect to the subject matter of this Agreement.

        9.6 SEVERABILITY. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either party deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of this Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original intent.

        9.7 NO WAIVER. The failure of a party in any one or more instances to insist upon strict performance of any of the terms or conditions of this Agreement shall not

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.




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                constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

        9.8 DISCLAIMER OF AGENCY. The relationship between Caliper and Lilly is that of independent contractors. Caliper and Lilly are not joint venturers, partners, principal and agent, master and servant, or employer and employee, and have no relationship other than independent contracting parties. Neither party shall have the right or authority to assume, create, or incur any third party liability or obligation of any kind, express or implied, against or in the name of or on behalf of the other party except as expressly set forth in this Agreement.

        9.9 NON-SOLICITATION. Neither party may actively solicit or induce any employee of the other party to leave the employ of that party during the Term. If either party receives an unsolicited employment inquiry from an employee of the other party, it shall not make any written offer of employment to such individual without notifying the other party in writing at least five (5) days before making such an offer.

        9.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        9.11 LABELS AND HEADINGS. The labels and headings contained in this Agreement are for the convenience of the parties only and shall in no way affect the meaning or interpretation of this Agreement.

        9.12 THIRD-PARTY RIGHTS. This Agreement is not intended to confer any benefit upon, or create any right in favor of, any Person other than the parties hereto and, where expressly provided, their Affiliates and the respective Indemnified Parties.

        9.13 CONSTRUCTION OF AGREEMENT. This Agreement was prepared as a result of negotiation and mutual agreement between the parties. Accordingly, no provision of this Agreement shall be construed against any party on the basis that such party drafted this Agreement or such provision.

        9.14 FURTHER ASSURANCES. The parties covenant and agree that, subsequent to the execution and delivery of this Agreement, and without any additional consideration therefor, each party shall execute and deliver any further legal instruments and perform any further acts that are or may become necessary to effectuate the purposes of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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        IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first set forth above.


CALIPER TECHNOLOGIES CORP.   ELI LILLY AND COMPANY


By: /s/ Calvin Chow              By: /s/  August Watanabe
  -----------------------------    ------------------------------
Name: Calvin Chow                Name: August M. Watanabe M.D.
    ---------------------------      ----------------------------
Title: Chief Operating Officer   Title: Executive Vice President
     --------------------------       ---------------------------

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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                                    EXHIBIT A

                             WORK PLAN FOR YEAR ONE

                                      [ * ]

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BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE
COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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                                   EXHIBIT B-1

                           SCREENING PRODUCTS OFFERED
                            AS OF THE EFFECTIVE DATE

                                      [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.



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                                   EXHIBIT B-2

                        SCREENING PRODUCTS IN DEVELOPMENT
                              FOR CONTRACT YEAR ONE

                                      [ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.


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